Exhibit 99.1

Investor Contact:

The Investor Relations Group

Daniel Berg/Dian Griesel, Ph.D.

Media: Janet Vasquez

Phone: 212-825-3210

Unigene Achieves $5.5 Million Milestone in Calcitonin Collaboration for Phase III Initiation

FAIRFIELD, NJ – February 27, 2007 — The initiation of a Phase III clinical study for osteoporosis by Nordic Bioscience, the development partner of Novartis Pharma AG, with oral calcitonin has triggered a $5.5 million milestone to be paid by Novartis to Unigene Laboratories, Inc. (OTCBB: UGNE).

Salmon calcitonin, the active pharmaceutical ingredient in Novartis’ oral product, was produced using Unigene’s patented manufacturing process, which was licensed to Novartis in 2004. In 2005, the technology was transferred successfully to Sandoz, an affiliate of Novartis, who produced multiple kilograms of calcitonin at a scale that represents a ten-fold increase above Unigene’s current production capacity. Under the terms of that agreement, Unigene is eligible to receive up to $18.7 million in payments before royalties. Upon receipt of this milestone payment, Unigene will have received $13.7 million of that total.

“We are pleased that a pivotal study has started with an oral product made with our calcitonin manufacturing technology,” commented Dr. Ronald S. Levy, Executive Vice President of Unigene. “This action confirms Novartis’ intention to utilize Unigene’s technology to commercialize the product. We believe that this study, combined with Novartis’ planned study for oral calcitonin in osteoarthritis, will serve to highlight the significant potential market opportunities for calcitonin-based products in the future.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. The Company is also manufacturing a second peptide for Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

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